Exhibit 99.1

Vantage Drilling International Reports Third Quarter Results for 2017

HOUSTON, TX--(MARKET WIRE) November 7, 2017 — Vantage Drilling International (“Vantage” or the “Company”) reported a net loss of approximately $40.1 million or $8.01 per share for the three months ended September 30, 2017 as compared to a net loss of $41.5 million or $8.31 per share for the three months ended September 30, 2016.

Vantage continued to deliver solid operating results with rig uptime of 99% and revenue efficiency of 101%. At the end of the quarter, we began the mobilization of the Platinum Explorer to offshore India under a three year contract. The reactivation was ahead of schedule and under budget.

As of September 30, 2017, Vantage had approximately $198.6 million of available cash. Uses of cash during the quarter included, among other things, debt service costs, non-recurring professional fees related to litigation and arbitration matters and the re-activation of the Platinum Explorer.

Ihab Toma, CEO, commented. “I am pleased to report that all our jackups have been deployed and that we have ended the quarter with the Platinum Explorer on its way to a three year contract for ONGC, in India. The re-activation of the Platinum Explorer was an extraordinary achievement, with all of our departments working in sync and with a clear objective. As a result, we have maintained our strong liquidity position, noting that the remaining expenditures associated with the Platinum Explorer deployment should be mostly offset by the collection of the contractual mobilization fee.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships, four premium jackup drilling rigs, and one standard jackup drilling rig. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and large independent oil and natural gas companies. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

Thomas J. Cimino

Chief Financial Officer

Vantage Drilling International

(281) 404-4700

Vantage Drilling International

Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Successor				Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,	Period from February 10, 2016 to September 30,	Period from January 1, 2016 to February 10,
	2017	2016	2017	2016	2016
Revenue
Contract drilling services	$51,831	$34,755	$137,672	$99,715	$20,891
Management fees	342	993	1,148	3,664	752
Reimbursables	5,523	4,194	14,188	14,860	1,897

Total revenue	57,696	39,942	153,008	118,239	23,540

Operating costs and expenses
Operating costs	49,848	30,983	119,030	93,387	25,213
General and administrative	6,949	10,128	29,929	27,991	2,558
Depreciation	18,538	18,977	55,531	49,434	10,696

Total operating costs and expenses	75,335	60,088	204,490	170,812	38,467

Loss from operations	(17,639)	(20,146)	(51,482)	(52,573)	(14,927)
Other income (expense)
Interest income	231	11	587	26	3
Interest expense and other financing charges (contractual interest of $23,219 for the period from January 1, 2016 to February 10, 2016)	(19,258)	(18,722)	(57,180)	(48,144)	(1,728)
Other, net	858	669	2,073	987	(69)
Reorganization items	—	35	—	(606)	(452,919)
Bargain purchase gain	—	—	1,910	—	—

Total other expense	(18,169)	(18,007)	(52,610)	(47,737)	(454,713)

Loss before income taxes	(35,808)	(38,153)	(104,092)	(100,310)	(469,640)
Income tax provision	4,260	3,373	9,067	5,978	2,371

Net loss	(40,068)	(41,526)	(113,159)	(106,288)	(472,011)
Net loss attributable to noncontrolling interests	—	—	—	—	(969)

Net loss attributable to VDI	$(40,068)	$(41,526)	$(113,159)	$(106,288)	$(471,042)

Net loss per share, basic and diluted	$(8.01)	$(8.31)	$(22.63)	$(21.26)	N/A
Weighted average successor ordinary shares outstanding, basic and diluted	5,000	5,000	5,000	5,000	N/A

Vantage Drilling International

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Successor				Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,	Period from February 10, 2016 to September 30,	Period from January 1, 2016 to February 10,
	2017	2016	2017	2016	2016
Operating costs and expenses
Jackups	$19,764	$8,836	$52,660	$29,555	$5,975
Deepwater	23,754	16,045	48,719	44,563	15,550
Operations support	3,158	2,645	9,441	7,456	2,219
Reimbursables	3,172	3,457	8,210	11,813	1,469

	$49,848	$30,983	$119,030	$93,387	$25,213

Utilization
Jackups	93.8%	25.6%	76.4%	43.4%	53.6%
Deepwater	33.3%	33.1%	33.2%	33.2%	33.3%

Vantage Drilling International

Consolidated Balance Sheet

(In thousands, except share and par value information)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$198,637	$231,727
Trade receivables	36,103	20,850
Inventory	43,675	45,206
Prepaid expenses and other current assets	16,158	12,423

Total current assets	294,573	310,206

Property and equipment
Property and equipment	904,327	902,241
Accumulated depreciation	(123,215)	(67,713)

Property and equipment, net	781,112	834,528
Other assets	22,384	15,694

Total assets	$1,098,069	$1,160,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$46,182	$35,283
Accrued liabilities	20,073	18,448
Current maturities of long-term debt	4,430	1,430

Total current liabilities	70,685	55,161

Long–term debt, net of discount and financing costs of $68,564 and $105,568	904,084	867,372
Other long-term liabilities	9,899	11,335
Commitments and contingencies
Shareholders’ equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	5
Additional paid-in capital	373,972	373,972
Accumulated deficit	(260,576)	(147,417)

Total shareholders’ equity	113,401	226,560

Total liabilities and shareholders’ equity	$1,098,069	$1,160,428

Vantage Drilling International

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2017	February 10, 2016 to September 30, 2016	Period from January 1, 2016 to February 10, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(113,159)	$(106,288)	$(472,011)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	55,531	49,434	10,696
Amortization of debt financing costs	351	310	—
Amortization of debt discount	36,653	31,075	—
Amortization of contract value	3,095	—	—
PIK interest on the Convertible Notes	5,692	4,822	—
Reorganization items	—	—	430,210
Share-based compensation expense	2,882	76	—
Gain on bargain purchase	(1,910)	—	—
Deferred income tax benefit	(3,489)	(2,660)	—
Loss on disposal of assets	191	634	—
Changes in operating assets and liabilities, net of businesses acquired:
Restricted cash	—	1,000	(1,000)
Trade receivables	(15,253)	53,405	(3,575)
Inventory	1,531	(1,856)	223
Prepaid expenses and other current assets	(1,685)	(47)	6,893
Other assets	5,947	(1,823)	941
Accounts payable	10,899	2,136	(14,890)
Accrued liabilities and other long-term liabilities	(4,688)	(26,935)	21,148

Net cash (used in) provided by operating activities	(17,412)	3,283	(21,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(1,606)	(10,107)	116
Cash paid for Vantage 260 acquisition	(13,000)	—	—

Net cash (used in) provided by investing activities	(14,606)	(10,107)	116

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(1,072)	(1,072)	(7,000)
Proceeds from issuance of 10% Second Lien Notes	—	—	75,000
Debt issuance costs	—	(51)	(1,125)

Net cash (used in) provided by financing activities	(1,072)	(1,123)	66,875

Net (decrease) increase in cash and cash equivalents	(33,090)	(7,947)	45,626
Cash and cash equivalents—beginning of period	231,727	249,046	203,420

Cash and cash equivalents—end of period	$198,637	$241,099	$249,046